                                                                 EXHIBIT 23.5

               CONSENT OF PERSON NAMED IN REGISTRATION STATEMENT
                         AS ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 of Regulation C under the Securities Act of 1933, the undersigned hereby consents to be named as a person about to become a director in the Registration Statement on Form S-4 of First National Bancorp for the registration of its common stock to be issued to shareholders of FF Bancorp, Inc.

                                   /s/ Tildon W. Smith
                                   -------------------
                                     Tildon W. Smith

Dated:  January 26, 1995

                                                                 EXHIBIT 23.5

               CONSENT OF PERSON NAMED IN REGISTRATION STATEMENT
                         AS ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 of Regulation C under the Securities Act of 1933, the undersigned hereby consents to be named as a person about to become a director in the Registration Statement on Form S-4 of First National Bancorp for the registration of its common stock to be issued to shareholders of FF Bancorp, Inc.

                                   /s/ Charles H. Byrd
                                   -------------------
                                     Charles H. Byrd

Dated:  January 26, 1995